UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2020

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	GME	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
On December 8, 2020, GameStop Corp. issued a press release announcing its financial results for its third quarter ended October 31, 2020. A copy of the press release is attached hereto as Exhibit 99.1.
The information contained in this Item 2, "Results of Operations and Financial Condition" of this Current Report, including the exhibit, shall not be incorporated by reference into any filing of GameStop Corp., whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth therein.
Item 7.01    Regulation FD Disclosure.
The following information is furnished pursuant to Item 7.01 “Regulation FD Disclosure,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
The Company has posted a supplemental presentation describing information contained in the press release issued December 8, 2020. The supplemental presentation can be found on GameStop Corp.'s website in the Investor Relations section.
Item 8.01    Other Events.
On December 8, 2020, GameStop Corp. announced that for fiscal November 2020, comparable store sales increased 16.5% and total net sales were $791.1 million compared to $747.6 million in fiscal November 2019.
Item 9.01    Financial Statements and Exhibits.
(d)        Exhibits.
99.1        Press Release issued by GameStop Corp., dated December 8, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: December 8, 2020	By:	/s/ James A. Bell
Name: James A. Bell Title: Executive Vice President and Chief Financial Officer